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                                                                   EXHIBIT 21

                                 SUBSIDIARIES

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                                                         Jurisdiction in
             Name                                        which Incorporated
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
HARTMARX CORPORATION (Registrant)..............................Delaware
     Direct Route Marketing Corporation........................New Hampshire
     Henry Grethel Apparel, Inc................................Delaware
     Hart Schaffner & Marx.....................................New York
          American Apparel Brands, Inc.........................New York
          National Clothing Company, Inc.......................New York
          Winchester Clothing Company..........................Kentucky
     HGA Licensing, Inc........................................Delaware
     Hickey-Freeman Co., Inc...................................New York
     International Women's Apparel, Inc........................Texas
     Jaymar-Ruby, Inc..........................................Indiana
          Anniston Sportswear Corporation......................Indiana
               E-Town Sportswear Corporation...................Kentucky
               Rector Sportswear Corporation...................Arkansas
          Biltwell Company, Inc................................Missouri
          Chicago Trouser Company, Ltd.........................Illinois
          Hoosier Factories, Incorporated......................Indiana
          JRSS, Inc............................................Indiana
     Kuppenheimer Manufacturing Company, Inc...................Ohio
          Walton Manufacturing Company.........................Georgia
     Men's Quality Brands, Inc.................................New York
     Robert Surrey, Inc........................................Illinois
     Trade Finance International Limited.......................Illinois
     M. Wile & Company, Inc. (d/b/a Intercontinental
      Branded Apparel).........................................New York
          Intercontinental Apparel, Inc........................Delaware
     Universal Design Group, Ltd...............................New York
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     The names of 25 subsidiaries are omitted, as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Registrant owns, directly or indirectly, 100% of the voting securities of both the named and unnamed subsidiaries. All of the above subsidiaries (including unnamed subsidiaries) are included in the consolidated financial statements of the Registrant and its subsidiaries.